UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2011

(Date of earliest event reported)

CANANDAIGUA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	2-94863	16-1234823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

72 South Main Street Canandaigua, New York	14424
(Address of principal executive offices)	(Zip Code)

(585) 394-4260

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

At the Special Meeting of Shareholders of Canandaigua National Corporation (the “Corporation”) held on Wednesday, September 14, 2011, the Corporation’s shareholders voted on a proposal to amend the Corporation’s Certificate of Incorporation to: (a) increase the total number of authorized shares from 8,000,000 to 20,000,000 shares; and (b) to effect a four-for-one forward split of the Corporation’s authorized and its issued and outstanding common stock by increasing the authorized number of shares of common stock from 4,000,000 to 16,000,000 shares and reducing their par value from $20.00 to $5.00 per share (the “Stock Split”).  The proposal is described in detail in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 8, 2011.

The Corporation’s shareholders approved the amendment to the Corporation’s Certificate of Incorporation and the Stock Split as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-votes
380,887	4,400	2,417	0

No other matters were voted upon at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANANDAIGUA NATIONAL CORPORATION

Dated:   September 16, 2011

By: /s/ Lawrence A. Heilbronner

Lawrence A. Heilbronner

Executive Vice President and Chief Financial Officer